Exhibit 99.1

For Immediate Release

Starwood Property Trust Reports Results for the

Quarter Ended June 30, 2016

– Quarterly GAAP Earnings of $0.47 and Core Earnings of $0.50 per Diluted Common Share –

– Deploys $1.6 Billion of Capital During the Quarter –

– Declares Dividend of $0.48 per Share for the Third Quarter of 2016 –

GREENWICH, Conn., August 4, 2016 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended June 30, 2016.  The Company’s second quarter 2016 GAAP net income was $111.5 million, or $0.47 per diluted share, and Core Earnings (a non-GAAP financial measure) was $119.9 million, or $0.50 per diluted share.

“We are pleased with our strong performance this quarter, driven by significant contributions from each of our business segments. Despite a volatile market backdrop in the first half of the year, including an uncertain domestic economic and geopolitical environment, we deployed $2.5 billion of capital and continued to source investments with attractive returns and a risk profile consistent with our historical standards. In our seven years as a public company, we have not realized a single credit loss in the $19.0 billion of loans we have originated or acquired. As a testament to our conservative underwriting, our loan portfolio continues to maintain a conservative weighted average LTV of 61.9%, which is down from a peak of 67.8% in 2011 when our loan book was one-third the size it is today. We are particularly pleased with the progress of our equity investments, including those embedded in our loan book, where we continue to expect meaningful appreciation over time,” stated Barry Sternlicht, Chairman and Chief Executive Officer of Starwood Property Trust.

Mr. Sternlicht continued, “We believe opportunities will remain abundant as recent structural changes in the U.S. and European lending markets are coinciding with increasing levels of commercial real estate debt maturities. Our servicing platform should provide a front row seat to any distress that may occur as those pre-2008 borrowers refinance. Our conservative balance sheet and access to liquidity should allow us to capitalize on these opportunities and any future dislocations in the credit markets. As we have done in the past, we will leverage our global operating platforms across Starwood Property Trust and Starwood Capital Group to source the best risk-adjusted investments for our shareholders in order to generate exceptional returns over the long term.”

Highlights for the Second Quarter 2016 by Business Segment

The Company currently operates in three reportable segments: Real Estate Lending (the “Lending Segment”), Real Estate Investing and Servicing (the “Investing and Servicing Segment”) and Real Estate Property (the “Property Segment”). The Lending Segment primarily represents the Company’s on-balance sheet loan origination business. The Investing and Servicing Segment includes the Company’s U.S. and European servicing businesses, CMBS investment business, conduit loan origination platform and commercial real estate properties acquired from CMBS trusts.  The Property Segment includes the Company’s investments in stabilized commercial real estate properties that are held for investment.

Real Estate Lending Segment

During the second quarter of 2016, the Lending Segment contributed GAAP Earnings of $98.9 million, or $0.42 per diluted share, and Core Earnings of $102.4 million, or $0.43 per diluted share.

The Lending Segment originated or acquired investments of $1.1 billion during the quarter, with fundings of $775.0 million, including $123.8 million related to previously originated loans. Repayments during the quarter totaled $1.0 billion. Newly originated or acquired investments included the following:

•	$330.0 million first mortgage and mezzanine loan for the development of an 856-unit luxury multi-family project located in Brooklyn, New York.

•	$216.0 million portfolio of three first mortgage loans secured by 25 office properties located in Long Island, New York and a two-building office complex in San Jose, California.

•

€165.4 million investment in a €98.9 million first mortgage loan, secured by a shopping center in Lisbon, Portugal and a €66.5 million first mortgage loan portfolio, secured by five food-related retail properties primarily in the Greater Lisbon area.

•	$183.0 million first mortgage and mezzanine loan for the refinancing and renovation of a four-tower luxury multi-family complex located in the Greater Philadelphia area.

At June 30, 2016, the Lending Segment’s principal assets were as follows:

Lending Segment Investments

(Dollars in millions)

Investment	Face Amount	Carry Value (1)	Asset Specific Financing (2)	Net Investment	Unlevered Return on Asset	Current Leveraged Return (3)	Optimal Asset-Level Return (4)
First mortgages held-for-investment (5)	$4,586	$4,530	$2,179	$2,351	6.7%	9.3%	10.7%
Subordinated mortgages held-for-investment	413	392	6	386	11.3%	11.3%	11.4%
Mezzanine loans held-for-investment (5)	756	765	-	765	10.9%	10.9%	10.9%
CMBS held-to-maturity	507	501	314	187	5.5%	10.6%	11.6%
Preferred equity investments held-to-maturity	19	20	-	20	13.3%	13.3%	13.3%
Target portfolio of Lending Segment	$6,281	$6,208	$2,499	$3,709	7.4%	9.9%	10.9%
RMBS available-for-sale at fair value	409	251	102	149	10.3%
Loans transferred as secured borrowings	95	93	95	(2)
Equity security	12	13	-	13
Investment in unconsolidated entities	N/A	31	-	31
Total investments	$6,797	$6,596	$2,696	$3,900

Loan-to-Value of Portfolio

The following table reflects the weighted average loan-to-value (“LTV”) ratio of the Lending Segment’s loan portfolio as of June 30, 2016:

Weighted Average LTV of Loan Portfolio (5)(6)
	First Mortgages	Subordinated Mortgages	Mezzanine	Preferred Equity	Total (7)
Beginning LTV	0.0%	25.3%	48.3%	64.9%	8.3%
Ending LTV	61.7%	52.8%	67.8%	78.9%	61.9%

Real Estate Investing and Servicing Segment

During the second quarter of 2016, the Investing and Servicing Segment contributed GAAP Earnings of $51.2 million, or $0.22 per diluted share, and Core Earnings of $49.9 million, or $0.21 per diluted share.

Significant activity during the quarter included:

•	Originated $288.2 million of conduit loans and participated in two securitizations with loan sales totaling $218.4 million.

•	Invested $54.8 million in CMBS, including two new issue B-pieces where we partnered with another party and acquired a minority share.

•	Awarded special servicing on $1.8 billion of collateral in connection with our CMBS investments during the quarter.

•	Purchased four properties and a 50% interest in one additional property from CMBS trusts for $62.6 million.

As of June 30, 2016, the Company was active special servicer on $11.0 billion of loans and real estate owned and was named special servicer on $100.9 billion of loans and real estate owned.  The Investing and Servicing Segment’s principal assets were as follows:

Investing and Servicing Segment Investments

(Amounts in millions)

Investment	Carry Value	Asset Specific Financing	Net Investment
CMBS (8)	$1,051	$240	$811
Special servicing intangibles	115	-	115
Conduit loans	237	147	90
Properties and lease intangibles, net	256	117	139
Investment in unconsolidated entities	55	-	55
Loans held-for-investment	6	-	6
Total investments	$1,720	$504	$1,216

Real Estate Property Segment

During the second quarter of 2016, the Property Segment contributed GAAP Earnings of $14.8 million, or $0.06 per diluted share, and Core Earnings of $12.7 million, or $0.05 per diluted share.

In April, the Property Segment acquired the final two of the 32 previously announced affordable housing communities referred to as the “Woodstar Portfolio” for $39.4 million and net equity of $17.9 million.  These two properties are comprised of 628 units and were funded with a combination of cash, assumed government-

sponsored financing and other assumed debt.  The Woodstar Portfolio totals 8,948 units concentrated primarily in the Tampa, Orlando and West Palm Beach, Florida metropolitan areas and, as of June 30, 2016, is 98% occupied.

At June 30, 2016, the Property Segment’s principal assets were as follows:

Property Segment Investments

(Dollars in millions)

Investment	Carrying Value	Asset Specific Financing	Net Investment	Q2 2016 Net Operating Income		Occupancy Rate	Weighted Average Lease Term
Wholly-Owned:
Dublin, Ireland - Office (9)	$485	$311	$174	$6.8		98.6%	10.1 years
Dublin, Ireland - Multi-family residential (9)	17	11	6	0.2		97.0%	0.5 years
Southeast, U.S. - Multi-family residential (9)	606	404	202	9.6		97.5%	0.5 years
Subtotal - Undepreciated Carrying Value	$1,108	$726	$382	$16.6	(10)
Accumulated Depreciation and Amortization	(46)	-	(46)
Net Carrying Value	$1,062	$726	$336

Joint Venture:
Investment in unconsolidated entity - retail	122	-	122
	$1,184	$726	$458

Financing Activities

As of June 30, 2016, the Company had an aggregate outstanding debt balance of $5.9 billion and maximum borrowing capacity of $8.4 billion, with a debt-to-equity ratio of 1.4x.

During the second quarter of 2016, the Company:

•

Expanded an existing repurchase financing facility by €124.1 million in order to finance the acquisition of the Company’s new investments in Portugal. The financing carries a four-year term and an annual interest rate of EURIBOR plus 2.00%.

•	Amended an existing revolving repurchase facility to increase available borrowings to $185.0 million from $125.0 million.

•	Modified an existing revolving repurchase facility to allow for up to $200.0 million of financing for conduit mortgage loan originations under the existing borrowing capacity.

Book Value and Undepreciated Book Value Per Share

The Company’s book value per diluted share metrics were as follows:

	June 30, 2016	March 31, 2016
Undepreciated book value per diluted share (11)	$17.19	$17.13
Book value per diluted share	$16.96	$16.98

As of June 30, 2016, these per share metrics include dilution of $0.03 per diluted share attributable to the Company’s 2019 convertible senior notes.  There was no such dilution as of March 31, 2016.

Investment Capacity

As of July 29, 2016, the Company has the capacity to acquire or originate up to $2.3 billion of new investments through (i) $1.2 billion of unallocated warehouse capacity; (ii) $586.9 million of available cash and equivalents; (iii) $549.7 million of expected maturities, prepayments, sales and participations over the next 90 days; (iv) $99.3 million of approved but undrawn capacity under existing financing facilities; and (v) approximately $107.4 million of net equity invested in RMBS that are classified as available-for-sale.

Dividend

On August 4, 2016, the Company’s Board of Directors declared a dividend of $0.48 per share of common stock for the quarter ending September 30, 2016. The dividend is payable on October 17, 2016 to common stockholders of record as of September 30, 2016.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found at the Company’s website in the Investor Relations section under “Financial Information”.

Conference Call and Webcast Information

The Company will host a webcast and conference call on Thursday, August 4, 2016 at 10:00 a.m. Eastern Time to discuss second quarter financial results and recent events.  A webcast will be available on the Company’s website at www.starwoodpropertytrust.com.  To listen to a live broadcast, access the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic:  1-888-364-3104

International:  1-719-325-2298

Conference Call Playback:

Domestic:  1-877-870-5176

International:  1-858-384-5517

Passcode:  8410647

The playback can be accessed through August 18, 2016.

About Starwood Property Trust, Inc.

Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. Through its subsidiaries LNR Property, LLC and Hatfield Philips International, Starwood Property Trust also operates as the largest commercial mortgage special servicer in the United States and one of the largest primary and special servicers in Europe. With total capital deployed since inception of over $28 billion, Starwood Property Trust continues to solidify its position as one of the premier real estate finance companies in the country.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.   Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to acquire additional investments, competition within the finance and real estate industries, economic conditions, availability of financing and other risks detailed from time to time in the Company's reports filed with the SEC.

Footnotes

(1)

The difference between the Carry Value and Face Amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs. The difference between the Carry Value and Face Amount of the RMBS available-for-sale securities consists of the unrealized gains/(losses) on the fair value of the securities and unamortized purchase discount.

(2)	Current financings are either floating rate or swapped to fixed rate to match the interest rate characteristics of the underlying asset.
(3)

The current leveraged return represents the compounded effective rate of return earned over the life of the investment based on existing leverage levels as of June 30, 2016, and calculated on a weighted average basis.  Leveraged returns include the loan coupon, amortization of premium or discount, and the effects of costs and fees, all recognized on the effective interest method. Leveraged returns are presented solely for informational purposes and will not equal income recognized in prior or future periods due mainly to the fact that (i) interest earned on the Company’s floating rate loans will change in the future when interest rates change, and these leveraged returns assume interest rates remain at current levels and (ii) the leveraged returns assume that the leverage levels existing at June 30, 2016 will be maintained either throughout the remaining term of the applicable credit facilities or the remaining term of the investment, if shorter.  However, leverage levels in future periods will likely fluctuate as the Company manages its day-to-day liquidity.

(4)

The optimal asset-level return assumes (i) maximum available leverage in place or in negotiation for each asset, notwithstanding the amount actually borrowed, and (ii) full syndication of the first mortgage when syndication is deemed probable.

(5)

First mortgages include first mortgage loans and any contiguous subordinated mortgage and/or mezzanine loan components because as a whole, the expected credit quality of these loans is more similar to that of a first mortgage loan.  The application of this methodology resulted in mezzanine loans with carrying values of $949.2 million being classified as first mortgages as of June 30, 2016.

(6)

Underlying property values are determined by the Company’s management based on its ongoing asset assessments, and loan balances that are the face value of a loan regardless of whether the Company has purchased the loan at a discount or premium to par. Assets characterized as first mortgages include all loan components where the Company owns the senior most interest in the loan, which may include subordinated mortgages and/or mezzanine loans.  Assets characterized as subordinated mortgages are the subordinated components of first mortgages where the Company does not own the senior most interest in the loan. Assets characterized as mezzanine loans are mezzanine loans where the Company does not own the senior most interest in the loan. For any loans collateralized by ground-up construction projects without significant leasing or units with executed sales contracts, the fully funded loan balance is included in the numerator and the fully budgeted construction cost, including costs of acquisition of the property, is included in the denominator. For ground up construction loans which have significant leasing or units under contract for sale, the fully funded loan balance is included in the numerator with an estimate of the stabilized value upon completion of construction included in the denominator.  Includes loans held for investment and preferred equity.

(7)	Represents the Company’s entire investment, which includes all components of the capital stack that it owns (i.e., first mortgages, subordinated mortgages, mezzanine loans and preferred equity).
(8)	Face amount is $4.7 billion. Differences between face amount and carry value are principally attributable to purchase discounts and changes in fair value.
(9)	Carrying value includes all components of the related asset, including properties and intangibles.
(10)	Excludes income of $0.8 million associated with the forgiveness of certain government-sponsored financing.
(11)	Adjusted for accumulated depreciation and amortization associated with commercial real estate properties.

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations by Segment

For the three months ended June 30, 2016

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$119,296	$3,261	$—	$—	$122,557	$—	$122,557
Interest income from investment securities	11,046	32,435	—	—	43,481	(28,180)	15,301
Servicing fees	206	37,249	—	—	37,455	(14,143)	23,312
Rental income	—	8,223	29,620	—	37,843	—	37,843
Other revenues	58	1,076	18	—	1,152	(173)	979
Total revenues	130,606	82,244	29,638	—	242,488	(42,496)	199,992
Costs and expenses:
Management fees	395	12	—	23,304	23,711	56	23,767
Interest expense	22,572	3,328	5,678	26,057	57,635	—	57,635
General and administrative	4,540	26,721	837	3,130	35,228	181	35,409
Acquisition and investment pursuit costs	942	780	166	1,000	2,888	—	2,888
Costs of rental operations	—	3,661	12,191	—	15,852	—	15,852
Depreciation and amortization	—	3,730	15,343	—	19,073	—	19,073
Loan loss allowance, net	2,029	—	—	—	2,029	—	2,029
Total costs and expenses	30,478	38,232	34,215	53,491	156,416	237	156,653
Income (loss) before other (loss) income, income taxes and non-controlling interests	100,128	44,012	(4,577)	(53,491)	86,072	(42,733)	43,339
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	50,707	50,707
Change in fair value of servicing rights	—	(11,034)	—	—	(11,034)	(1,157)	(12,191)
Change in fair value of investment securities, net	(30)	7,459	—	—	7,429	(6,110)	1,319
Change in fair value of mortgage loans held-for-sale, net	—	13,235	—	—	13,235	—	13,235
Earnings from unconsolidated entities	1,224	1,286	2,429	—	4,939	(460)	4,479
(Loss) gain on sale of investments and other assets, net	(90)	—	—	—	(90)	—	(90)
Gain (loss) on derivative financial instruments, net	15,868	(3,945)	8,330	—	20,253	—	20,253
Foreign currency (loss) gain, net	(17,840)	870	(18)	—	(16,988)	—	(16,988)
Other income, net	—	34	8,680	—	8,714	—	8,714
Total other (loss) income	(868)	7,905	19,421	—	26,458	42,980	69,438
Income (loss) before income taxes	99,260	51,917	14,844	(53,491)	112,530	247	112,777
Income tax provision	—	(706)	—	—	(706)	—	(706)
Net income (loss)	99,260	51,211	14,844	(53,491)	111,824	247	112,071
Net income attributable to non-controlling interests	(348)	(3)	—	—	(351)	(247)	(598)
Net income (loss) attributable to Starwood Property Trust, Inc.	$98,912	$51,208	$14,844	$(53,491)	$111,473	$—	$111,473

Definition of Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT.  For the Company’s purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles,  losses on debt extinguishment and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

Reconciliation of Net Income to Core Earnings

For the three months ended June 30, 2016

(Amounts in thousands except per share data)

		Investing
	Lending	and Servicing	Property
	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$98,912	$51,208	$14,844	$(53,491)	$111,473
Add / (Deduct):
Non-cash equity compensation expense	704	1,401	29	5,524	7,658
Management incentive fee	—	—	—	2,868	2,868
Acquisition and investment pursuit costs	—	226	136	—	362
Depreciation and amortization	—	2,921	15,369	—	18,290
Loan loss allowance, net	2,029	—	—	—	2,029
Interest income adjustment for securities	(243)	5,857	—	—	5,614
Other non-cash items	—	17	(9,206)	—	(9,189)
Reversal of unrealized (gains) / losses on:
Loans held-for-sale	—	(13,235)	—	—	(13,235)
Securities	30	(7,459)	—	—	(7,429)
Derivatives	(16,530)	3,635	(8,330)	—	(21,225)
Foreign currency	17,840	(870)	18	—	16,988
Earnings from unconsolidated entities	(1,224)	(1,286)	(2,429)	—	(4,939)
Recognition of realized gains / (losses) on:
Loans held-for-sale	—	13,679	—	—	13,679
Securities	—	(4,554)	—	—	(4,554)
Derivatives	25,321	(3,104)	—	—	22,217
Foreign currency	(25,704)	839	(19)	—	(24,884)
Earnings from unconsolidated entities	1,224	630	2,333	—	4,187
Core Earnings (Loss)	$102,359	$49,905	$12,745	$(45,099)	$119,910
Core Earnings (Loss) per Weighted Average Diluted Share	$0.43	$0.21	$0.05	$(0.19)	$0.50

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations by Segment

For the six months ended June 30, 2016

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$233,954	$6,135	$—	$—	$240,089	$—	$240,089
Interest income from investment securities	20,674	80,061	—	—	100,735	(66,031)	34,704
Servicing fees	365	73,467	—	—	73,832	(25,829)	48,003
Rental income	—	14,698	55,822	—	70,520	—	70,520
Other revenues	81	2,418	24	—	2,523	(354)	2,169
Total revenues	255,074	176,779	55,846	—	487,699	(92,214)	395,485
Costs and expenses:
Management fees	770	30	—	47,832	48,632	98	48,730
Interest expense	44,907	6,566	10,627	52,055	114,155	—	114,155
General and administrative	8,462	52,015	1,392	5,980	67,849	358	68,207
Acquisition and investment pursuit costs	1,280	1,135	758	1,000	4,173	—	4,173
Costs of rental operations	—	6,723	21,784	—	28,507	—	28,507
Depreciation and amortization	—	6,781	31,052	—	37,833	—	37,833
Loan loss allowance, net	1,268	—	—	—	1,268	—	1,268
Other expense	—	100	—	—	100	—	100
Total costs and expenses	56,687	73,350	65,613	106,867	302,517	456	302,973
Income (loss) before other (loss) income, income taxes and non-controlling interests	198,387	103,429	(9,767)	(106,867)	185,182	(92,670)	92,512
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	46,540	46,540
Change in fair value of servicing rights	—	(19,704)	—	—	(19,704)	774	(18,930)
Change in fair value of investment securities, net	(244)	(44,069)	—	—	(44,313)	46,385	2,072
Change in fair value of mortgage loans held-for-sale, net	—	20,126	—	—	20,126	—	20,126
Earnings from unconsolidated entities	1,692	2,663	4,858	—	9,213	(669)	8,544
Gain on sale of investments and other assets, net	155	—	—	—	155	—	155
Gain (loss) on derivative financial instruments, net	12,842	(15,190)	(2,117)	—	(4,465)	—	(4,465)
Foreign currency (loss) gain, net	(19,662)	2,330	(34)	—	(17,366)	—	(17,366)
Other income, net	—	77	9,102	1,550	10,729	—	10,729
Total other (loss) income	(5,217)	(53,767)	11,809	1,550	(45,625)	93,030	47,405
Income (loss) before income taxes	193,170	49,662	2,042	(105,317)	139,557	360	139,917
Income tax provision	(75)	(725)	—	—	(800)	—	(800)
Net income (loss)	193,095	48,937	2,042	(105,317)	138,757	360	139,117
Net (income) loss attributable to non-controlling interests	(698)	71	—	—	(627)	(360)	(987)
Net income (loss) attributable to Starwood Property Trust, Inc.	$192,397	$49,008	$2,042	$(105,317)	$138,130	$—	$138,130

Reconciliation of Net Income to Core Earnings

For the six months ended June 30, 2016

(Amounts in thousands except per share data)

		Investing
	Lending	and Servicing	Property
	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$192,397	$49,008	$2,042	$(105,317)	$138,130
Add / (Deduct):
Non-cash equity compensation expense	1,286	2,487	62	10,907	14,742
Management incentive fee	—	—	—	7,467	7,467
Acquisition and investment pursuit costs	—	815	694	—	1,509
Depreciation and amortization	—	5,127	31,089	—	36,216
Loan loss allowance, net	1,268	—	—	—	1,268
Interest income adjustment for securities	(504)	6,746	—	—	6,242
Other non-cash items	—	17	(10,814)	—	(10,797)
Reversal of unrealized (gains) / losses on:
Loans held-for-sale	—	(20,126)	—	—	(20,126)
Securities	244	44,069	—	—	44,313
Derivatives	(14,183)	14,398	2,117	—	2,332
Foreign currency	19,662	(2,330)	34	—	17,366
Earnings from unconsolidated entities	(1,692)	(2,663)	(4,858)	—	(9,213)
Recognition of realized gains / (losses) on:
Loans held-for-sale	—	18,471	—	—	18,471
Securities	—	(7,877)	—	—	(7,877)
Derivatives	25,875	(9,816)	(70)	—	15,989
Foreign currency	(25,771)	2,193	(34)	—	(23,612)
Earnings from unconsolidated entities	2,296	1,755	2,333	—	6,384
Core Earnings (Loss)	$200,878	$102,274	$22,595	$(86,943)	$238,804
Core Earnings (Loss) per Weighted Average Diluted Share	$0.84	$0.43	$0.09	$(0.36)	$1.00

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet by Segment

As of June 30, 2016

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Assets:
Cash and cash equivalents	$127,803	$69,803	$18,723	$187,335	$403,664	$1,156	$404,820
Restricted cash	17,359	16,092	7,680	—	41,131	—	41,131
Loans held-for-investment, net	5,687,399	6,053	—	—	5,693,452	—	5,693,452
Loans held-for-sale	—	237,106	—	—	237,106	—	237,106
Loans transferred as secured borrowings	93,268	—	—	—	93,268	—	93,268
Investment securities	784,463	1,050,909	—	—	1,835,372	(936,569)	898,803
Properties, net	—	220,340	1,012,515	—	1,232,855	—	1,232,855
Intangible assets	—	154,975	51,650	—	206,625	(29,572)	177,053
Investment in unconsolidated entities	30,873	55,432	122,130	—	208,435	(7,894)	200,541
Goodwill	—	140,437	—	—	140,437	—	140,437
Derivative assets	32,446	2,736	7,510	—	42,692	—	42,692
Accrued interest receivable	29,028	1,008	—	—	30,036	—	30,036
Other assets	12,234	74,481	32,544	1,163	120,422	(2,372)	118,050
VIE assets, at fair value	—	—	—	—	—	80,076,117	80,076,117
Total Assets	$6,814,873	$2,029,372	$1,252,752	$188,498	$10,285,495	$79,100,866	$89,386,361
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$9,352	$58,583	$48,600	$23,295	$139,830	$782	$140,612
Related-party payable	—	555	—	19,763	20,318	—	20,318
Dividends payable	—	—	—	115,013	115,013	—	115,013
Derivative liabilities	13,706	4,163	1	—	17,870	—	17,870
Secured financing agreements, net	2,600,851	503,864	725,856	645,650	4,476,221	—	4,476,221
Convertible senior notes, net	—	—	—	1,334,424	1,334,424	—	1,334,424
Secured borrowings on transferred loans	94,668	—	—	—	94,668	—	94,668
VIE liabilities, at fair value	—	—	—	—	—	79,087,142	79,087,142
Total Liabilities	2,718,577	567,165	774,457	2,138,145	6,198,344	79,087,924	85,286,268
Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	2,427	2,427	—	2,427
Additional paid-in capital	2,062,358	1,183,776	467,993	506,760	4,220,887	—	4,220,887
Treasury stock	—	—	—	(92,104)	(92,104)	—	(92,104)
Accumulated other comprehensive income (loss)	39,472	(6,973)	128	—	32,627	—	32,627
Retained earnings (accumulated deficit)	1,983,102	270,081	10,174	(2,366,730)	(103,373)	—	(103,373)
Total Starwood Property Trust, Inc. Stockholders’ Equity	4,084,932	1,446,884	478,295	(1,949,647)	4,060,464	—	4,060,464
Non-controlling interests in consolidated subsidiaries	11,364	15,323	—	—	26,687	12,942	39,629
Total Equity	4,096,296	1,462,207	478,295	(1,949,647)	4,087,151	12,942	4,100,093
Total Liabilities and Equity	$6,814,873	$2,029,372	$1,252,752	$188,498	$10,285,495	$79,100,866	$89,386,361

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com

Contact:

Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com